                                                                   EXHIBIT 4.10


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 AMENDED AND RESTATED


                                   TRUST AGREEMENT


                                        among



                         NEVADA POWER COMPANY, as Depositor,

               IBJ SCHRODER BANK & TRUST COMPANY, as Property Trustee,


            DELAWARE TRUST CAPITAL MANAGEMENT, INC., as Delaware Trustee,


                                         and



                      THE ADMINISTRATIVE TRUSTEES NAMED HEREIN

                              Dated as of March 1, 1997



                                    NVP CAPITAL I

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS


                                      ARTICLE I

                                    DEFINED TERMS

SECTION 101.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .1
SECTION 102.  Compliance Certificates and Opinions . . . . . . . . . . . . . .9
SECTION 103.  Form of Documents Delivered to Trustee . . . . . . . . . . . . 10

                                      ARTICLE II



                              ESTABLISHMENT OF THE TRUST
SECTION 201.  Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
SECTION 202.  Office of the Delaware Trustee; Trust Principal Place of
              Business . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
SECTION 203.  Initial Contribution of Trust Property; Organizational
              Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
SECTION 204.  Issuance of the Preferred Securities . . . . . . . . . . . . . 11
SECTION 205.  Issuance of Common Securities; Subscription and Purchase of
              Debentures . . . . . . . . . . . . . . . . . . . . . . . . . . 11
SECTION 206.  Declaration of Trust . . . . . . . . . . . . . . . . . . . . . 11
SECTION 207.  Authorization to Enter into Certain Transactions . . . . . . . 12
SECTION 208.  Assets of Trust. . . . . . . . . . . . . . . . . . . . . . . . 15
SECTION 209.  Title to Trust Property. . . . . . . . . . . . . . . . . . . . 15


                                     ARTICLE III

                                   PAYMENT ACCOUNT


SECTION 301.  Payment Account. . . . . . . . . . . . . . . . . . . . . . . . 16

                                      ARTICLE IV

                              DISTRIBUTIONS; REDEMPTION

SECTION 401.  Distributions. . . . . . . . . . . . . . . . . . . . . . . . . 16
SECTION 402.  Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . 17
SECTION 403.  Subordination of Common Securities . . . . . . . . . . . . . . 19
SECTION 404.  Payment Procedures . . . . . . . . . . . . . . . . . . . . . . 19
SECTION 405.  Tax Returns and Reports. . . . . . . . . . . . . . . . . . . . 19
SECTION 406.  Payment of Taxes, Duties, Etc. of the Trust. . . . . . . . . . 20
SECTION 407.  Payments under Indenture . . . . . . . . . . . . . . . . . . . 20

                                      ARTICLE V

                            TRUST SECURITIES CERTIFICATES

SECTION  501. Initial Ownership. . . . . . . . . . . . . . . . . . . . . . . 20
SECTION  502. The Trust Securities Certificates. . . . . . . . . . . . . . . 20
SECTION  503. Execution and Delivery of Trust Securities Certificates. . . . 20
SECTION  504. Registration of Transfer and Exchange of Preferred
              Securities Certificates. . . . . . . . . . . . . . . . . . . . 21
SECTION  505. Mutilated, Destroyed, Lost or Stolen Trust Securities
              Certificates . . . . . . . . . . . . . . . . . . . . . . . . . 21
SECTION  506. Persons Deemed Securityholders . . . . . . . . . . . . . . . . 22
SECTION  507. Access to List of Securityholders' Names and Addresses . . . . 22
SECTION  508. Maintenance of Office or Agency. . . . . . . . . . . . . . . . 22
SECTION  509. Appointment of Paying Agent. . . . . . . . . . . . . . . . . . 23
SECTION  510. Ownership of Common Securities by Depositor. . . . . . . . . . 23
SECTION  511. Book-Entry Preferred Securities Certificates; Common
              Securities  Certificate. . . . . . . . . . . . . . . . . . . . 23
SECTION  512. Notices to Clearing Agency . . . . . . . . . . . . . . . . . . 24
SECTION  513. Definitive Preferred Securities Certificates . . . . . . . . . 24
SECTION  514. Rights of Securityholders. . . . . . . . . . . . . . . . . . . 25

                                      ARTICLE VI

                      ACTS OF SECURITYHOLDERS; MEETINGS; VOTING


SECTION 601.  Limitations on Voting Rights . . . . . . . . . . . . . . . . . 26
SECTION 602.  Notice of Meetings . . . . . . . . . . . . . . . . . . . . . . 27
SECTION 603.  Meetings of Preferred Securityholders. . . . . . . . . . . . . 27
SECTION 604.  Voting Rights. . . . . . . . . . . . . . . . . . . . . . . . . 27
SECTION 605.  Proxies, etc.. . . . . . . . . . . . . . . . . . . . . . . . . 27
SECTION 606.  Securityholder Action by Written Consent . . . . . . . . . . . 28
SECTION 607.  Record Date for Voting and Other Purposes. . . . . . . . . . . 28
SECTION 608.  Acts of Securityholders. . . . . . . . . . . . . . . . . . . . 28
SECTION 609.  Inspection of Records. . . . . . . . . . . . . . . . . . . . . 29


                                     ARTICLE VII

                            REPRESENTATIONS AND WARRANTIES


SECTION 701.  Representations and Warranties of the Property Trustee
              and the Delaware Trustee . . . . . . . . . . . . . . . . . . . 29
SECTION 702.  Representations and Warranties of Depositor. . . . . . . . . . 31

                                     ARTICLE VIII

                                     THE TRUSTEES

SECTION 801.  Certain Duties and Responsibilities. . . . . . . . . . . . . . 31
SECTION 802.  Certain Notices. . . . . . . . . . . . . . . . . . . . . . . . 33
SECTION 803.  Certain Rights of Property Trustee . . . . . . . . . . . . . . 33
SECTION 804.  Not Responsible for Recitals or Issuance of Securities . . . . 35
SECTION 805.  May Hold Securities. . . . . . . . . . . . . . . . . . . . . . 35
SECTION 806.  Compensation; Indemnity; Fees. . . . . . . . . . . . . . . . . 35
SECTION 807.  Corporate Property Trustee Required; Eligibility of Trustees . 36
SECTION 808.  Conflicting Interests. . . . . . . . . . . . . . . . . . . . . 36
SECTION 809.  Co-Trustees and Separate Trustee . . . . . . . . . . . . . . . 36
SECTION 810.  Resignation and Removal; Appointment of Successor. . . . . . . 38
SECTION 811.  Acceptance of Appointment by Successor . . . . . . . . . . . . 39
SECTION 812.  Merger, Conversion, Consolidation or Succession to Business. . 40
SECTION 813.  Preferential Collection of Claims Against Depositor or Trust . 40
SECTION 814.  Reports by Property Trustee. . . . . . . . . . . . . . . . . . 40
SECTION 815.  Reports to the Property Trustee. . . . . . . . . . . . . . . . 41
SECTION 816.  Evidence of Compliance with Conditions Precedent . . . . . . . 41
SECTION 817.  Number of Trustees . . . . . . . . . . . . . . . . . . . . . . 41
SECTION 818.  Delegation of Power. . . . . . . . . . . . . . . . . . . . . . 42

                                      ARTICLE IX

                         TERMINATION, LIQUIDATION AND MERGER

SECTION 901.  Termination Upon Expiration Date . . . . . . . . . . . . . . . 42
SECTION 902.  Early Termination. . . . . . . . . . . . . . . . . . . . . . . 42
SECTION 903.  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . 42
SECTION 904.  Liquidation. . . . . . . . . . . . . . . . . . . . . . . . . . 43
SECTION 905.  Mergers, Consolidations, Amalgamations or Replacements
              of the Trust.. . . . . . . . . . . . . . . . . . . . . . . . . 44

                                      ARTICLE X

                               MISCELLANEOUS PROVISIONS

SECTION 1001. Limitation of Rights of Securityholders. . . . . . . . . . . . 45
SECTION 1002. Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . 45
SECTION 1003. Separability . . . . . . . . . . . . . . . . . . . . . . . . . 46
SECTION 1004. Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 46
SECTION 1005. Payments Due on Non-Business Day.. . . . . . . . . . . . . . . 46
SECTION 1006. Successors.. . . . . . . . . . . . . . . . . . . . . . . . . . 47
SECTION 1007. Headings.. . . . . . . . . . . . . . . . . . . . . . . . . . . 47
SECTION 1008. Reports, Notices and Demands.. . . . . . . . . . . . . . . . . 47

SECTION 1009. Agreement Not to Petition. . . . . . . . . . . . . . . . . . . 47
SECTION 1010. Trust Indenture Act; Conflict with Trust Indenture Act . . . . 48
SECTION 1011. Acceptance of Terms of Trust Agreement, Guarantee and
              Indenture. . . . . . . . . . . . . . . . . . . . . . . . . . . 48

                                    NVP Capital I

                 Certain Sections of this Trust Agreement relating to
                           Sections 310 through 318 of the
                             Trust Indenture Act of 1939:
Trust Indenture                                             Trust Agreement
  Act Section                                                   Section

(S) 310  (a)(1). . . . . . . . . . . . . . . . . . . . . . . . . 807
         (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . 807
         (a)(3). . . . . . . . . . . . . . . . . . . . . . . . . 809
         (a)(4). . . . . . . . . . . . . . . . . . . . . . . . . 207(a)(ii)
         (b). . . . . . . . . . . . . . . . . . . . . . . . . . .808
(S) 311  (a). . . . . . . . . . . . . . . . . . . . . . . . . . .813
         (b). . . . . . . . . . . . . . . . . . . . . . . . . . .813
(S) 312  (a). . . . . . . . . . . . . . . . . . . . . . . . . . .507
         (b). . . . . . . . . . . . . . . . . . . . . . . . . . .507
         (c). . . . . . . . . . . . . . . . . . . . . . . . . . .507
         (d). . . . . . . . . . . . . . . . . . . . . . . . . . .507
(S) 313  (a). . . . . . . . . . . . . . . . . . . . . . . . . . .814(a)
         (b). . . . . . . . . . . . . . . . . . . . . . . . . . .814(b)
         (c). . . . . . . . . . . . . . . . . . . . . . . . . . .1008
         (d). . . . . . . . . . . . . . . . . . . . . . . . . . .814(c)
(S) 314  (a). . . . . . . . . . . . . . . . . . . . . . . . . . .815
         (b). . . . . . . . . . . . . . . . . . . . . . . . . . .Not Applicable
         (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . .816
         (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . .816
         (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . .Not Applicable
         (d). . . . . . . . . . . . . . . . . . . . . . . . . . .Not Applicable
         (e). . . . . . . . . . . . . . . . . . . . . . . . . . .101, 816
(S) 315  (a). . . . . . . . . . . . . . . . . . . . . . . . . . .801(a), 803(a)
         (b). . . . . . . . . . . . . . . . . . . . . . . . . . .802, 1008
         (c). . . . . . . . . . . . . . . . . . . . . . . . . . .801(a)
         (d). . . . . . . . . . . . . . . . . . . . . . . . . . .801, 803
         (e). . . . . . . . . . . . . . . . . . . . . . . . . . .Not Applicable
(S) 316  (a). . . . . . . . . . . . . . . . . . . . . . . . . . .Not Applicable
         (a)(1)(A). . . . . . . . . . . . . . . . . . . . . . . .Not Applicable
         (a)(1)(B). . . . . . . . . . . . . . . . . . . . . . . .Not Applicable
         (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . .Not Applicable
         (b). . . . . . . . . . . . . . . . . . . . . . . . . . .Not Applicable
         (c). . . . . . . . . . . . . . . . . . . . . . . . . . .607
(S) 317  (a)(1) . . . . . . . . . . . . . . . . . . . . . . . . .Not Applicable
         (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . .Not Applicable
         (b). . . . . . . . . . . . . . . . . . . . . . . . . . .509
(S) 318  (a). . . . . . . . . . . . . . . . . . . . . . . . . . .1010

-----------------
Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Trust Agreement.

    AMENDED AND RESTATED TRUST AGREEMENT, dated as of March 1, 1997,   among
(i) Nevada Power Company, a Nevada corporation (including any successors or assigns, the "Depositor"), (ii) IBJ Schroder Bank & Trust Company, a banking corporation duly organized and existing under the laws of the State of New York, as property trustee (the "Property Trustee") and Delaware Trust Capital Management, Inc., a banking corporation duly organized and existing under the laws of the State of Delaware, as Delaware trustee (the "Delaware Trustee"),
(iii) Richard L. Hinckley, an individual, and Richard C. Schmalz, Jr., an individual, each of whose address is c/o Nevada Power Company, 6226 West Sahara Avenue, Las Vegas, Nevada 89102 (each, an "Administrative Trustee" and, collectively, the "Administrative Trustees" and, collectively with the Property Trustee and Delaware Trustee, the "Trustees") and (iv) the several Securityholders, as hereinafter defined.


                                 W I T N E S S E T H:


    WHEREAS, the Depositor and the Delaware Trustee have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by the entering into of that certain Trust Agreement, dated as of January 31, 1997 (the "Original Trust Agreement"), and by the execution and filing by the Delaware Trustee with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on January 31, 1997, attached as Exhibit A; and



    WHEREAS, the Depositor and the Delaware Trustee desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Trust to the Depositor, (ii) the issuance and sale of the Preferred Securities by the Trust pursuant to the Underwriting Agreement, (iii) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Debentures and
(iv) the appointment of the Administrative Trustees;



    NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Securityholders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:


                                      ARTICLE I

                                    DEFINED TERMS


    SECTION 101.   DEFINITIONS.

    For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

    (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

    (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

    (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

    (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.


    "ACT", when used with respect to any Securityholder, has the meaning specified in Section 608.



    "ADDITIONAL AMOUNT" means, with respect to Trust Securities of a given Liquidation Amount and for a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Depositor on a Like Amount of Debentures for such period.



    "ADDITIONAL SUMS" has the meaning specified in Section 1006 of the Indenture.



    "ADMINISTRATIVE TRUSTEE" means each of Richard L. Hinckley and Richard C. Schmalz, Jr., each solely in such person's capacity as Administrative Trustee of the Trust formed and continued hereunder and not in such person's individual capacity, or such Administrative Trustee's successor in interest in such capacity, or any successor trustee appointed as herein provided.


    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.


    "AUTHORIZED OFFICER" means, with respect to the Depositor, the Chairman of the Board and Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer or any other officer or agent of the Depositor duly authorized by the Board of Directors of the Depositor to act in respect of matters relating to this Trust Agreement.


    "BANKRUPTCY EVENT" means, with respect to any Person:

    (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

    (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of
an assignment   for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

    "BANKRUPTCY LAWS" has the meaning specified in Section 1009.


    "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors, or such committee of the Board of Directors or officers of the Depositor to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustees.


    "BOOK-ENTRY PREFERRED SECURITIES CERTIFICATES" means a beneficial interest in the Preferred Securities Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 511.

    "BUSINESS DAY" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

    "CERTIFICATE DEPOSITORY AGREEMENT" means the agreement among the Trust, the Depositor and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Trust Securities Certificates, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.


    "CLEARING AGENCY" means an organization registered as a "clearing agency"
pursuant to Section 17A of the Securities Exchange Act of 1934, as   amended.
The Depository Trust Company will be the initial Clearing Agency.

    "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial
institution or other Person for whom from time to time a Clearing   Agency
effects book-entry transfers and pledges of securities deposited with   the
Clearing Agency.

    "CLOSING DATE" means ____________, 1997.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

    "COMMON SECURITY" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $25 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

    "COMMON SECURITIES CERTIFICATE" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit C.

    "CORPORATE TRUST OFFICE" means the principal corporate trust office of the Property Trustee located in New York, New York which at the time of the execution of this Trust Agreement is located at One State Street, New York, New York 10004 Attention: Corporate Trust Department.

    "DEBENTURE EVENT OF DEFAULT" means an "Event of Default" as defined in the Indenture.

    "DEBENTURE REDEMPTION DATE" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption under the Indenture.

    "DEBENTURE TAX EVENT" means a "Tax Event" as defined in the Indenture.


    "DEBENTURE TRUSTEE" means IBJ Schroder Bank & Trust Company, a banking corporation organized under the laws of the State of New York, as trustee under the Indenture and any duly appointed successor thereto.



    "DEBENTURES" means the $128,750,000.00 aggregate principal amount of the Depositor's ____% Junior Subordinated Deferrable Interest Debentures, Series A, issued pursuant to the Indenture.


    "DEFINITIVE PREFERRED SECURITIES CERTIFICATES" means either or both (as the context requires) of (a) Preferred Securities Certificates issued as Book-Entry Preferred Securities Certificates as provided in Section 511(a) and (b) Preferred Securities Certificates issued in certificated, fully registered form as provided in Section 513.

    "DELAWARE BUSINESS TRUST ACT" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, ET SEQ., as it may be amended from time to time.

    "DELAWARE TRUSTEE" means the commercial bank or trust company identified as the "Delaware Trustee" in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

    "DEPOSITOR" has the meaning specified in the preamble to this Agreement.

    "DISTRIBUTION DATE" has the meaning specified in Section 401(a).

    "DISTRIBUTIONS" means amounts payable in respect of the Trust Securities as provided in Section 401.

    "EVENT OF DEFAULT" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (a)  the occurrence of a Debenture Event of Default; or

    (b) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

    (c) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or


    (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in this Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (b) or (c) above) and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Securityholders of at least 25% in aggregate liquidation preference of the Outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or



    (e) the occurrence of a Bankruptcy Event with respect to the Trust or the Property Trustee, and in the case of the Property Trustee, the failure of the Common Securityholder to appoint a successor Property Trustee within 60 days thereof.


    "EXPENSE AGREEMENT" means the Agreement as to Expenses and Liabilities
between the Depositor and the Trust, substantially in the form   attached as
Exhibit D, as amended from time to time.

    "EXPIRATION DATE" has the meaning specified in Section 901.



    "GUARANTEE" means the Guarantee Agreement executed and delivered by the Depositor and IBJ Schroder Bank & Trust Company, as guarantee trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Securityholders of the Preferred Securities, as amended from time to time.



    "INDENTURE" means the Junior Subordinated Indenture, dated as of, March 1, 1997, as supplemented by a Supplemental Indenture No. 1, dated as of March 1, 1997, between the Depositor and the Debenture Trustee, as trustee, as amended or supplemented from time to time.


    "INVESTMENT COMPANY EVENT" means the receipt by the Trust of an Opinion of Counsel, rendered by a law firm having a recognized national tax and securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an "investment company" that is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities under this Trust Agreement.

    "LIEN" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.


    "LIKE AMOUNT" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture the
proceeds of which will be used to pay the Redemption   Price of such Trust
Securities and (b) with respect to a distribution of Debentures to Securityholders of Trust Securities in connection with a dissolution or liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Securityholder to whom such Debentures are distributed.


    "LIQUIDATION AMOUNT" means the stated amount of $25 per Trust Security.


    "LIQUIDATION DATE" means the date on which Debentures are to be distributed to Securityholders of Trust Securities pursuant to Section 904(a) in connection with a termination and liquidation of the Trust.


           "LIQUIDATION DISTRIBUTION" has the meaning specified in Section
904(d).

    "1940 ACT" means the Investment Company Act of 1940, as amended.


    "OFFICERS' CERTIFICATE" means a certificate signed by any two Authorized Officers. One of the officers signing any Officers' Certificate given pursuant to Section 816 shall be the principal executive, financial or accounting officer of the Depositor.


    "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Trust, the Property Trustee or the Depositor, and who shall be reasonably acceptable to the Property Trustee.

    "ORIGINAL TRUST AGREEMENT" has the meaning specified in the recitals to this Trust Agreement.

    "OUTSTANDING", when used with respect to Preferred Securities, means, as of the date of determination, all Preferred Securities theretofore executed and delivered under this Trust Agreement, except:

         (a) Preferred Securities theretofore cancelled by the Property Trustee or delivered to the Property Trustee for cancellation;

         (b) Preferred Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Securityholders of such Preferred Securities; PROVIDED that, if such Preferred Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and


         (c) Preferred Securities which have been paid or in exchange for or in lieu of which other Preferred Securities have been executed and delivered pursuant to Section 504, 505, 511 or 513;



provided, however, that in determining whether the Securityholders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities that such Trustee knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the outstanding Preferred Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Preferred Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.


    "OWNER" means each Person who is the beneficial owner of a Book-Entry Preferred Securities Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

    "PAYING AGENT" means any paying agent or co-paying agent appointed pursuant to Section 509 and shall initially be the Property Trustee.


    "PAYMENT ACCOUNT" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Property Trustee in its corporate Trust department for the benefit of the Securityholders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee shall make payments to the Securityholders in accordance with Sections 401 and 402.



    "PERSON" means any individual, corporation, estate, partnership, joint venture, association, trust, joint stock company, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.


    "PREFERRED SECURITY" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $25 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

    "PREFERRED SECURITIES CERTIFICATE" means a certificate evidencing ownership of Preferred Securities, substantially in the form attached as Exhibit E.

    "PROPERTY TRUSTEE" means the commercial bank or trust company identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust heretofore formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

    "REDEMPTION DATE" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

    "REDEMPTION PRICE" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by the Depositor upon the concurrent redemption of a Like Amount of Debentures, allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities.


    "RELEVANT TRUSTEE" shall have the meaning specified in Section 810.


    "RESPONSIBLE OFFICER" means, when used with respect to the Property
Trustee, any officer assigned to the Corporate Trust Office, including any vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Property Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration for this Declaration of Trust, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

    "SECURITIES REGISTER" and "Securities Registrar" have the respective meanings specified in Section 504.

    "SECURITYHOLDER" means a Person in whose name a Trust Security or Securities is registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Business Trust Act.

    "SPECIAL EVENT" means a Tax Event or an Investment Company Event.


    "TAX EVENT" means the receipt by the Trust of an Opinion of Counsel, rendered by a law firm having a national tax and securities practice, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial
decision interpreting or applying such laws or regulations, which   amendment or
change is effective or which pronouncement or decision is   announced on or
after the date of issuance of the Preferred Securities under this Trust
Agreement, there is more than an insubstantial risk that (i) the   Trust is, or
will be within 90 days after the date of such Opinion of Counsel, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Depositor on the Debentures is not, or within 90 days after the date of such Opinion of Counsel, will not be, deductible by the Depositor, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days after the date of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.


    "TRUST" means the Delaware business trust created and continued hereby and identified on the cover page to this Trust Agreement.

    "TRUST AGREEMENT" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

    "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

    "TRUST PROPERTY" means (a) the Debentures, (b) the rights of the Property Trustee under the Guarantee, (c) any cash on deposit in, or owing to, the Payment Account and (d) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

    "TRUST SECURITY" means any one of the Common Securities or the Preferred Securities.

    "TRUST SECURITIES CERTIFICATE" means any one of the Common Securities Certificates or the Preferred Securities Certificates.

    "TRUSTEES" means, collectively, the Property Trustee, the Delaware Trustee and the Administrative Trustees.

    "UNDERWRITING AGREEMENT" means the Terms Agreement, dated as of _______________, 1997, among the Trust, the Depositor and the Underwriters named therein, incorporating the Underwriting Agreement Basic Provisions of the Trust.


    SECTION 102. COMPLIANCE CERTIFICATES AND OPINIONS. (a) Except as otherwise expressly provided in this Trust Agreement, upon any application or request by the Depositor to any Trustee to take any action under any provision of this Trust Agreement, the Depositor shall, if requested by such Trustee, furnish to such Trustee an Officers' Certificate stating that all conditions precedent (including any covenant compliance with which constitutes a condition precedent), if any, provided for in this Trust Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent (including any covenant compliance with which constitutes a condition precedent), if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Trust Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.


    (b) Every certificate or opinion (including any Officers' Certificate or Opinion of Counsel) with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

         (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;



         (iii) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and



         (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.



    SECTION 103. FORM OF DOCUMENTS DELIVERED TO TRUSTEE. (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.



    (b) Any certificate (including any Officers' Certificate) or opinion of an officer of the Depositor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such Officers' Certificate or opinion is based are erroneous. Any such Officers' Certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Depositor stating that the information with respect to such factual matters is in the possession of the Depositor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.



    (c) Where any Person is required to make, give or execute two more applications, requests, consents, certificates, statements, opinions or other instruments under this Trust Agreement, they may, but need not, be consolidated and form one instrument.



    (d) Whenever, subsequent to the receipt by any Trustee of any Board Resolution, Officers' Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally filed in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted. Anything in this Trust Agreement to the contrary notwithstanding, if any such corrective document or instrument indicates that action has been taken by or at the request of the Depositor which could not have been taken had the original document or instrument not contained such error or omission, the action so taken shall not be invalidated or otherwise rendered ineffective but shall be and remain in full force and effect, except to the extent that such action was a result of willful misconduct or bad faith.

                                      ARTICLE II


                              ESTABLISHMENT OF THE TRUST


    SECTION 201. NAME. The Trust created and continued hereby shall be known as "NVP Capital I," as such name may be modified from time to time by the Administrative Trustees following written notice to the Securityholders of Trust Securities and the other Trustees, in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.



    SECTION 202. OFFICE OF THE DELAWARE TRUSTEE; TRUST PRINCIPAL PLACE OF BUSINESS. The address of the Delaware Trustee in the State of Delaware is c/o Delaware Trust Capital Management, Inc., 900 Market Street, Second Floor, Wilmington, Delaware, 18901, Attention: Corporate Trust Department, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Securityholders and the Depositor. The principal executive office of the Trust is c/o Nevada Power Company, 6226 West Sahara Avenue, Las Vegas, Nevada 89102.


    SECTION 203. INITIAL CONTRIBUTION OF TRUST PROPERTY; ORGANIZATIONAL EXPENSES. The Property Trustee acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.


    SECTION 204. ISSUANCE OF THE PREFERRED SECURITIES. On the Closing Date, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 502 and deliver to the Underwriters named in the Underwriting Agreement, Preferred Securities Certificates, registered in the name of the nominee of the initial Clearing Agency, in an aggregate amount of 5,000,000 Preferred Securities having an aggregate Liquidation Amount of $125,000,000, against receipt of the aggregate purchase price of such Preferred Securities of $125,000,000, which amount such Administrative Trustee shall promptly deliver to the Property Trustee.



    SECTION 205. ISSUANCE OF COMMON SECURITIES; SUBSCRIPTION AND PURCHASE OF DEBENTURES. On the Closing Date, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 502 and deliver to the Depositor, Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of 150,000 Common Securities having an aggregate Liquidation Amount of $3,750,000 against payment by the Depositor of
such amount.   Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Depositor Debentures, registered in the name of the Trust and having an aggregate principal amount equal to $128,750,000, and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $128,750,000.



    SECTION 206. DECLARATION OF TRUST. The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Debentures, (b) to receive payments to be made by the Depositor on the Debentures and to disburse such payments in accordance with the terms hereof, and (c) to engage in those activities necessary, convenient or incidental thereto. The Depositor hereby
appoints the Trustees as trustees of   the Trust, to have all the rights, powers
and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the
benefit of the Securityholders.   The Administrative Trustees shall have all
rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Delaware Trustee
shall not be entitled to exercise   any powers, nor shall the Delaware Trustee
have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act.


    SECTION 207. AUTHORIZATION TO ENTER INTO CERTAIN TRANSACTIONS. (a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section, and in accordance with the following provisions (i) and (ii), the Administrative Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

    (i) As among the Trustees, each Administrative Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

         (A)  the issuance and sale of the Trust Securities;


         (B) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the Expense Agreement, the Underwriting Agreement and the Certificate Depository Agreement and such other agreements, certificates and documents as may be necessary or desirable in connection with the purposes and functions of the Trust;



         (C) qualifying the Trust to do business in any jurisdiction as may be necessary or desirable;



         (D) assisting in the registration of the Preferred Securities under the Securities Act of 1933, as amended, and under state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;



         (E) assisting in the listing of the Preferred Securities upon such national securities exchange, the Nasdaq National Market or such other interdealer quotation system or self-regulatory organization as shall be determined by the Depositor and the registration of the Preferred Securities under the Securities Exchange Act of 1934, as amended, and the preparation and filing of all notices and periodic and other reports and other documents pursuant to the foregoing;



         (F) the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

         (G) the appointment of a Paying Agent, authenticating agent and Securities Registrar in accordance with this Trust Agreement;



         (H) registering transfer of the Trust Securities in accordance with this Trust Agreement;



         (I) to the extent provided in this Trust Agreement, the winding-up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;



         (J)  unless otherwise determined by the Depositor, the Property
Trustee or the Administrative Trustees, or as otherwise required by the Delaware Business Trust Act or the Trust Indenture Act, to execute on behalf of the Trust (either acting alone or together with any or all of the Administrative Trustees) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement;



         (K)  the performance of its obligations under this Trust Agreement;
and



         (L) the taking of any action incidental to the foregoing as the Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and to protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).


    (ii) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:


         (A)  the establishment and maintenance of the Payment Account;


         (B)  the receipt of the Debentures;

         (C) the collection and deposit of interest, principal and any other payments made in respect of the Debentures in the Payment Account;

         (D) the distribution of amounts owed to the Securityholders in respect of the Trust Securities;

         (E) the exercise of all of the rights, powers and privileges of a holder of the Debentures;

         (F) the sending of notices of default and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

         (G) the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

         (H) to the extent provided in this Trust Agreement, the winding-up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

         (I) after an Event of Default the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder);

         (J) to act as Paying Agent and/or Securities Registrar to the extent appointed as such hereunder;


         (K)  the performance of its obligations under this Trust Agreement;
and



         (L) except as otherwise provided in this Section 207(a)(ii), the Property Trustee shall have none of the duties, powers or the authority of the Administrative Trustees set forth in this Section 207(a)(i).

          (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated
hereby.  In particular, the Trustees shall not (i) acquire   any investments or
engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would cause the Trust to fail or cease to qualify as a "grantor trust" for United States federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

         (c)  In connection with the issue and sale of the Preferred
Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

              (i) the preparation and filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on the appropriate form in relation to the Preferred Securities and the Debentures, including any amendments thereto;

              (ii) the determination of the states or jurisdictions in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and the determination of any and all such acts, other than actions which must be taken by or on behalf of the Trust, and the advice to the Trustees of actions they must take on behalf of the Trust, and the preparation for execution and filing of any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such states or jurisdictions;



              (iii) the preparation for filing by the Trust and execution on behalf of the Trust of an application to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing upon notice of issuance of any Preferred Securities and the filing thereafter of such notifications and documents as may be necessary from time to time to maintain such listing;


              (iv) the preparation for filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on Form 8-A relating to the registration of the Preferred Securities under
    Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto;


              (v) the selection of the investment banker or bankers to act as underwriters with respect to the offer and sale by the Trust of the Preferred Securities and the negotiation of the terms of, and the execution and delivery of, the Underwriting Agreement providing for the sale of the Preferred Securities; and


              (vi) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

         (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act, or taxed as a corporation for United States federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States federal income tax purposes. In this connection, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that each of the Depositor and the Administrative Trustees determines in their discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Securityholders of the Preferred Securities.

    SECTION 208. ASSETS OF TRUST. The assets of the Trust shall consist of the Trust Property.

    SECTION 209.   TITLE TO TRUST PROPERTY.  Legal title to all Trust Property
shall be vested at all times in   the Property Trustee (in its capacity as such)
and shall be held and administered by the Property Trustee for the benefit of the Securityholders in accordance with this Trust Agreement.

                                     ARTICLE III

                                   PAYMENT ACCOUNT

    SECTION 301.   PAYMENT ACCOUNT.

    (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

    (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

                                      ARTICLE IV

                              DISTRIBUTIONS; REDEMPTION

    SECTION 401.   DISTRIBUTIONS


    (a) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accrue from _____________, 1997, and, except in the event that the Depositor exercises its right to defer the payment of interest on the Debentures pursuant to the Indenture, shall be payable quarterly in arrears on the last day of March, June, September and December of each year, commencing on ____________, 1997. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which distributions are payable in accordance with this Section 401(a) a "Distribution Date").


    (b) The Trust Securities represent undivided beneficial interests in the Trust Property, and, the Distributions on the Trust Securities shall be payable at a rate of ____% per annum of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any full period shall be computed on the basis of a 360-day year of twelve 30-day months. For periods less than a full month, interest payable shall reflect interest on Trust Securities computed on the basis of the actual number of elapsed days based on a 360-day year.

The amount of Distributions payable for any period shall include the Additional Amounts, if any.

    (c) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.


    (d) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Securityholders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to such Distribution Date; PROVIDED, HOWEVER, that in the event that the Preferred Securities do not remain in book-entry-only form, the relevant record date shall be the date 15 days prior to the relevant Distribution Date.


    SECTION 402.   REDEMPTION.

    (a) On each Debenture Redemption Date and on the stated maturity of the Debentures, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.


    (b) Notice of redemption shall be given by the Depositor or by the Property Trustee at the Depositor's direction and expense by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Securityholder of Trust Securities to be redeemed, at such Securityholder's address appearing in the Security Register. All notices of redemption shall state:


          (i)  the Redemption Date;

         (ii)  the Redemption Price;

         (iii) the CUSIP number;

         (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed; and

         (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that distributions thereon will cease to accrue on and after said date.

    (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

    (d) If the Property Trustee gives a notice of redemption in respect of any Preferred Securities, then, by 2:00 p.m., New York City time, on the Redemption Date, subject to Section

402(c), the Property Trustee will, so long as the Preferred Securities are in book-entry-only form, deposit irrevocably with the Clearing Agency for the Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the beneficial owners of the Preferred securities in book-entry-only form. If the Preferred Securities are no longer in book-entry-only form, the Property Trustee, subject to Section 402(c), will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Securityholders thereof upon surrender of their Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Securityholders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price and any Distribution payable on or prior to the Redemption Date, but without interest, and such Securities will cease to be Outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accrue, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.


    (e) Payment of the Redemption Price on the Trust Securities shall be made to the record Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date; PROVIDED, HOWEVER, that in the event that the Preferred Securities do not remain in book-entry-only form, the relevant record date shall be the date fifteen days prior to the relevant Redemption Date.

    (f) Subject to Section 403(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among the Common Securities and the Preferred Securities. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis (based upon Liquidation Amounts) not more than 60 days nor less than 30 days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred Securities not previously called for redemption, by such method (including, without limitation, by lot) as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $25. The Property Trustee shall promptly notify the Security Registrar in writing of the Preferred Securities selected for redemption and, in the case of any

Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Preferred Securities that has been or is to be redeemed.

    SECTION 403.   SUBORDINATION OF COMMON SECURITIES.

    (a) Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of, the Trust Securities, as applicable, shall be made, subject to Section 402(f), pro rata among the Common Securities and the Preferred Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Preferred Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or the Redemption Price of, Preferred Securities then due and payable.


    (b) In the case of the occurrence of any Event of Default resulting from a Debenture Event of Default, the Securityholder of Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Event of Default under this Trust Agreement with respect to the Preferred Securities has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Securityholders of the Preferred Securities and not the Securityholder of the Common Securities, and only the Securityholders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.


    SECTION 404. PAYMENT PROCEDURES. Payments of Distributions (including Additional Amounts, if applicable) in respect of the Preferred Securities shall be made by check mailed to the address of the Securityholder entitled thereto as such address shall appear on the Securities Register or, if the Preferred Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which shall credit the relevant Persons' accounts at such Clearing Agency on the applicable Distribution Dates pursuant to the Clearing Agency rules and procedures for such distributions. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Common Securityholder.

    SECTION 405. TAX RETURNS AND REPORTS. The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense, and file all
United States federal, state and   local tax and information returns and reports
required to be filed by or in respect of the Trust.  In this
regard, the Administrative Trustees shall (a)   prepare and file (or cause to be
prepared and filed) the appropriate Internal Revenue Service Form required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the appropriate Internal Revenue Service form required to be furnished to such Securityholder or the information required to be provided on such form. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Trustees shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

    SECTION 406. PAYMENT OF TAXES, DUTIES, ETC. OF THE TRUST. Upon receipt under the Debentures of Additional Sums, the Property Trustee shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority.


    SECTION 407. PAYMENTS UNDER INDENTURE. Any amount payable hereunder to any Securityholder of Preferred Securities shall be reduced by the amount of any corresponding payment such Securityholder has directly received pursuant to Section 508 of the Indenture.


                                      ARTICLE V

                            TRUST SECURITIES CERTIFICATES

    SECTION  501.  INITIAL OWNERSHIP.  Upon the formation of the Trust and the
contribution by the   Depositor pursuant to Section 203 and until the issuance
of the Trust   Securities, and at any time during which no Trust Securities are
outstanding,   the Depositor shall be the sole beneficial owner of the Trust.

    SECTION 502. THE TRUST SECURITIES CERTIFICATES. The Preferred Securities Certificates shall be issued in minimum denominations of $25 Liquidation Amount
and integral multiples of $25 in   excess thereof, and the Common Securities
Certificates shall be issued in denominations of $25 Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by manual signature of at least one Administrative Trustee. Trust Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of
such Trust   Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Sections 504, 511 and 513.


    SECTION 503. EXECUTION AND DELIVERY OF TRUST SECURITIES CERTIFICATES. On the Closing Date, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate

Liquidation Amount as provided in Sections 204 and 205, to be executed on behalf of the Trust and delivered to or upon the written order of the Depositor, signed by its chairman of the board or chief executive officer, its president, any vice president, treasurer or assistant treasurer or controller without further corporate action by the Depositor, in authorized denominations.



    SECTION  504.  REGISTRATION OF TRANSFER AND EXCHANGE OF PREFERRED
SECURITIES CERTIFICATES. The Depositor shall keep or cause to be kept, at the office or agency maintained pursuant to Section 508, a register or registers for the purpose of registering Trust Securities Certificates and transfers and exchanges of Preferred Securities Certificates (the "Securities Register") in which the registrar designated by the Depositor (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Preferred Securities Certificates and Common Securities Certificates (subject to Section 510 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Preferred Securities Certificates as herein provided. The Property Trustee shall be the initial Securities Registrar.



    Upon surrender for registration of transfer of any Preferred   Securities
Certificate at the office or agency maintained pursuant to Section 508, the Administrative Trustees or any one of them shall execute and deliver, in the
name of the designated transferee or transferees, one or more new   Preferred
Securities Certificates in authorized denominations of a like aggregate
Liquidation Amount dated the date of execution by such   Administrative Trustee
or Trustees. The Securities Registrar shall not be required to register the transfer of any Preferred Securities that have been called for redemption. At the option of a Securityholder, Preferred Securities Certificates may be exchanged for other Preferred Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Preferred Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 508.



    Every Preferred Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Property Trustee and the Securities Registrar duly executed by the Securityholder or his attorney duly authorized in writing. Each Preferred Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Property Trustee in accordance with its customary practice.


    No service charge shall be made for any registration of transfer or exchange of Preferred Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities Certificates.

    SECTION 505. MUTILATED, DESTROYED, LOST OR STOLEN TRUST SECURITIES CERTIFICATES. If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall
receive evidence to its satisfaction of the destruction, loss or   theft of any
Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice
that such Trust Securities Certificate shall have   been acquired by a bona fide
purchaser, the Administrative Trustees, or any one of them, on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

    SECTION 506. PERSONS DEEMED SECURITYHOLDERS. The Administrative Trustees or the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving distributions and for all other purposes whatsoever, and neither the Trustees nor the Securities Registrar shall be bound by any notice to the contrary.


    SECTION 507. ACCESS TO LIST OF SECURITYHOLDERS' NAMES AND ADDRESSES. The Administrative Trustees or the Depositor shall furnish or cause to be furnished
(a) to the Property Trustee, semi-annually on or before January 15 and July 15 in each year, a list, in such form as the Property Trustee may reasonably
require, of the names and addresses of the   Securityholders as of the most
recent record date and (b) to the Property Trustee, promptly after receipt by any Administrative Trustee or the Depositor of a request therefor from the Property Trustee in order to enable the Property Trustee to discharge its obligations under this Trust Agreement, in each case to the extent such information is in the possession or control of the Administrative Trustees or the Depositor and is not identical to a previously supplied list or has not otherwise been received by the Property Trustee in its capacity as Securities Registrar. The rights of Securityholders to communicate with other Securityholders with respect to their rights under this Trust Agreement or under the Trust Securities, and the corresponding rights of the Property Trustee shall be as provided in the Trust Indenture Act. Each Securityholder, by receiving and holding a Trust Securities Certificate, and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.


    SECTION 508.   MAINTENANCE OF OFFICE OR AGENCY.  The Administrative
Trustees shall maintain an office or offices or agency or agencies where Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Administrative Trustees initially designate Nevada Power Company, 6226 West Sahara Avenue, Las Vegas, Nevada 89102, Attention: Treasurer, as the office for such purposes. The Administrative Trustees shall give prompt written notice to the Depositor, the Property Trustee and to the Securityholders of any change in the location of the Securities Register or any such office or agency.

    SECTION 509. APPOINTMENT OF PAYING AGENT. The Paying Agent shall make distributions to Securityholders from the Payment Account and shall report the amounts of such distributions to the Property Trustee and the Administrative
Trustees.  Any Paying Agent shall have   the revocable power to withdraw funds
from the Payment Account for the purpose of making the distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent if such Trustees determine in their sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Paying Agent shall initially be the Property Trustee, and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the
Administrative Trustees, the Property   Trustee and the Depositor.  In the event
that the Property Trustee shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor that is acceptable to the Property Trustee and the Depositor to act as Paying Agent (which shall be a bank or trust company). The Administrative Trustees shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all unclaimed funds to the
Property Trustee and upon   removal of a Paying Agent such Paying Agent shall
also return all funds in its possession to the Property Trustee. The provisions of Sections 801, 803 and 806 shall apply to the Property Trustee also in its role as Paying Agent, for so long as the Property Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.



    SECTION 510. OWNERSHIP OF COMMON SECURITIES BY DEPOSITOR. On the Closing Date, the Depositor shall acquire and retain beneficial and record ownership of the Common Securities. To the fullest extent permitted by law, other than a transfer in connection with a consolidation or merger of the Depositor into another corporation, or any conveyance, transfer or lease by the Depositor of
its properties and assets   substantially as an entirety to any Person, pursuant
to Section 801 of the Indenture, any attempted transfer of the Common Securities shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE".


    SECTION 511. BOOK-ENTRY PREFERRED SECURITIES CERTIFICATES; COMMON SECURITIES CERTIFICATE. (a) The Preferred Securities Certificates, upon original issuance, will be issued in the form of a typewritten Preferred Securities Certificate or Certificates representing Book-Entry Preferred Securities Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust. Such Preferred Securities Certificate or Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Owner will receive a Definitive Preferred Securities Certificate representing such Owner's interest in such Preferred Securities, except as provided in Section 513. Unless and until Definitive Preferred Securities Certificates have been issued to Owners pursuant to Section 513:

         (i) the provisions of this Section 511(a) shall be in full force and effect;


         (ii) the Securities Registrar and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Preferred Securities Certificates (including the payment of the Liquidation Amount of and Distributions on the Book-Entry Preferred Securities Certificates and the giving of instructions or directions to Owners of Book-Entry Preferred Securities Certificates) as the sole Securityholder of Book-Entry Preferred Securities and shall have no obligations to the Owners thereof;


         (iii) to the extent that the provisions of this Section 511 conflict with any other provisions of this Trust Agreement, the provisions of this Section 511 shall control; and

         (iv) the rights of the Owners of the Book-Entry Preferred Securities Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Preferred Securities Certificates are issued pursuant to Section 513, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Preferred Securities to such Clearing Agency Participants.

    (b) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

    SECTION 512. NOTICES TO CLEARING AGENCY. To the extent that a notice or other communication to the Owners is required under this Trust Agreement, unless and until Definitive Preferred Securities Certificates shall have been issued to Owners pursuant to Section 513, the Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

    SECTION 513. DEFINITIVE PREFERRED SECURITIES CERTIFICATES. If (a) the Depositor advises the Trustees in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Preferred Securities Certificates, and the Depositor is unable to locate a qualified successor, (b) the Depositor at its option advises the Trustees in writing that it elects to terminate the book-entry system through the Clearing Agency, or (c) after the occurrence of a Debenture Event of Default, Owners of Preferred Securities Certificates representing beneficial interests aggregating a majority of the Liquidation Amount advise the Property Trustee in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Owners of Preferred Securities Certificates, then the Property Trustee shall notify the Clearing Agency and the Clearing Agency shall notify all Owners of Preferred Securities Certificates and the other Trustees of the occurrence of any such event and of the availability of the Definitive Preferred Securities Certificates to Owners of such class or classes, as applicable, requesting the same. Upon surrender to the Property Trustee of the typewritten Preferred Securities Certificate or Certificates representing the Book-Entry Preferred
Securities Certificates by the Clearing Agency,   accompanied by registration
instructions, the Administrative Trustees, or any one of them, shall execute the Definitive Preferred Securities Certificates in accordance with the instructions of the Clearing Agency. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Preferred Securities Certificates, the Trustees shall recognize the Securityholders of the Definitive Preferred Securities Certificates as Securityholders. The Definitive Preferred Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any one of them.


    SECTION 514.   RIGHTS OF SECURITYHOLDERS.


    (a)  The legal title to the Trust Property is vested exclusively in the
Property Trustee (in its capacity as such) in accordance with Section 209,   and
the Securityholders shall not have any right or title therein other than the
undivided beneficial interest in the assets of the Trust conferred by   their
Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Securityholders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust. The Securityholders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.



    (b) For so long as any Preferred Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable pursuant to the terms of the Indenture, the Securityholders of at least 25% in Liquidation Amount of the Preferred Securities then Outstanding shall have such right by a notice in writing to the Depositor and the Debenture Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Debentures shall become immediately due and payable, provided that the payment of principal and interest on such Debentures shall remain subordinated to the extent provided in the Indenture.



    (c) For so long as any Preferred Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement, upon a Debenture Event of Default specified in Section 501(1) or 501(2) of the Indenture, any Securityholder of Preferred Securities shall have the right to directly institute a proceeding for enforcement of payment to such Securityholder of the principal amount of or interest on the Debentures having a principal amount equal to the Liquidation Amount of the Preferred Securities of such Securityholder (a "Direct Action"). In connection with such Direct Action, the rights of the Securityholders of the Common Securities will be subrogated to the rights of any Securityholder of the Preferred Securities to the extent of any payment made by the Depositor to such Securityholder of Preferred Securities in such

Direct Action. Except as set forth in this Section 514(c), the Securityholders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures or assert directly any other rights in respect of the Debentures.


                                   ARTICLE VI

                    ACTS OF SECURITYHOLDERS; MEETINGS; VOTING

     SECTION 601.   Limitations on Voting Rights.


     (a) Except as provided in this Section, in Sections 810 and 1002 and in the Indenture and as otherwise required by law, no Holders of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.


     (b) So long as any Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default which is waivable under the Indenture,
(iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Securityholders of a majority in aggregate Liquidation Amount of all Outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each Securityholder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Securityholder of Preferred Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Securityholders of Preferred Securities, except by a subsequent vote of the Securityholders of Preferred Securities. The Property Trustee shall notify all Securityholders of the Preferred Securities of any notice of default received from the Debenture Trustee with respect to the Debentures. In addition to obtaining the foregoing approvals of the Securityholders of the Preferred Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.


     (c) If any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Securityholders of Outstanding Preferred Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Securityholders of a majority in Liquidation Amount of the Outstanding Preferred Securities. No amendment to this Trust Agreement may be made if, as a result of such amendment, the Trust would be classified as an association taxable as a corporation for United States federal income tax purposes.


     SECTION 602. NOTICE OF MEETINGS. Notice of all meetings of the Preferred Securityholders, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 1008 to each Preferred Securityholder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.


     SECTION 603. MEETINGS OF PREFERRED SECURITYHOLDERS. No annual meeting of Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of Securityholders to vote on any matter upon the written request of the Preferred Securityholders of record of 25% of the Preferred Securities (based upon their Liquidation Amount) and the Administrative Trustees or the Property Trustee may, at any time in its discretion, call a meeting of Preferred Securityholders to vote on any matters as to which Preferred Securityholders are entitled to vote.

     Preferred Securityholders of record of a majority of the Outstanding Preferred Securities (based upon their Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of Securityholders.

     If a quorum is present at a meeting, an affirmative vote by the Preferred Securityholders of record present, in person or by proxy, holding more than a majority of the Preferred Securities (based upon their Liquidation Amount) held by the Preferred Securityholders of record present, either in person or by proxy, at such meeting shall constitute the action of the Securityholders, unless this Trust Agreement requires a greater number of affirmative votes.

     SECTION 604. VOTING RIGHTS. Securityholders shall be entitled to one vote for each $25 of Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Securityholders are entitled to vote.

     SECTION 605. PROXIES, ETC. At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the
time at   which such vote shall be taken.  Pursuant to a resolution of the
Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

     SECTION 606. SECURITYHOLDER ACTION BY WRITTEN CONSENT. Any action which may be taken by Securityholders at a meeting may be taken without a meeting if Securityholders holding a majority of all Outstanding Trust Securities (based upon their Liquidation Amount) entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing.


     SECTION 607. RECORD DATE FOR VOTING AND OTHER PURPOSES. For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days nor less than 30 days prior to the date of any meeting of Securityholders or the payment of a distribution not otherwise provided for in this Trust Agreement or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.


     SECTION 608. ACTS OF SECURITYHOLDERS. Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders or Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders or Owners in person or by an agent duly appointed in writing; and, except as otherwise expressly
provided herein, such action shall   become effective when such instrument or
instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders or Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 801) conclusive in favor of the Trustees, if made in the manner provided in this Section.

     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take
acknowledgments of deeds, certifying that the individual   signing such
instrument or writing acknowledged to him the execution thereof.   Where such
execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

     The ownership of Preferred Securities shall be proved by the Securities Register.

     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.


     Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.


     If any dispute shall arise between the Securityholders and the Administrative Trustees or among such Securityholders or Administrative Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Securityholder or Administrative Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.


     A Securityholder may institute a legal proceeding directly against the Depositor under the Guarantee to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee (as defined in the Guarantee), the Trust or any Person or entity.


     SECTION 609. INSPECTION OF RECORDS. Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.


                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES


     SECTION 701. REPRESENTATIONS AND WARRANTIES OF THE PROPERTY TRUSTEE AND THE DELAWARE TRUSTEE.

     (a) The Delaware Trustee hereby represents and warrants for the benefit of the Depositor and the Securityholders that:


          (i) it is a Delaware banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;


          (ii) it has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

          (iii) this Trust Agreement has been duly authorized, executed and delivered by it and constitutes its valid and legally binding agreement enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;


          (iv) the execution, delivery and performance by it of this Trust Agreement has been duly authorized by all necessary corporate or other action on its part and does not require any approval of its stockholders and such execution, delivery and performance will not (i) violate its charter or by-laws, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which it is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing its banking or trust powers or any order, judgment or decree applicable to it;


          (v) neither the authorization, execution or delivery by it of this Trust Agreement nor the consummation of any of the transactions by it contemplated herein or therein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing federal law governing its banking or trust powers under the laws of the United States or the State of Delaware;


          (vi) there are no proceedings pending or, to the best of its knowledge, threatened against or affecting it in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question its right, power and authority to enter into or perform its obligations as one of the Trustees under this Trust Agreement.


     (b) The Property Trustee represents and warrants for the benefit of the Depositor and the Securityholders that:


          (i) it is a New York banking corporation duly organized, validly existing and in good standing under the laws of the State of New York;


          (ii) it has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;


          (iii) this Trust Agreement has been duly authorized, executed and delivered by it and constitutes its valid and legally binding agreement enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;


          (iv) the execution, delivery and performance by it of this Trust Agreement has been duly authorized by all necessary corporate or other action on its part and does not require any approval of its stockholders and such execution, delivery and performance will not (A) violate its charter or by-laws, (B) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which it is a party or by which it is bound, or (C) violate any law, governmental rule or regulation of the United States or the State of New York, as the case may be, governing its banking or trust powers or any order, judgment or decree applicable to it;


          (v) neither the authorization, execution or delivery by it of this Trust Agreement nor the consummation of any of the transactions by it contemplated herein or therein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing federal law governing its banking or trust powers under the laws of the United States or the State of New York;


          (vi) there are no proceedings pending or, to the best of its knowledge, threatened against or affecting it in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question its right, power and authority to enter into or perform its obligations as one of the Trustees under this Trust Agreement.


     SECTION 702. REPRESENTATIONS AND WARRANTIES OF DEPOSITOR. The Depositor hereby represents and warrants for the benefit of the Securityholders that:

     (a) the Trust Securities Certificates issued at each Time of Delivery on behalf of the Trust have been duly authorized and will have been duly and validly executed, issued and delivered by the Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Securityholders will be, as of such date, entitled to the benefits of this Trust Agreement; and

     (b) there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement.


                                  ARTICLE VIII

                                  THE TRUSTEES



     SECTION 801. CERTAIN DUTIES AND RESPONSIBILITIES. (a) The duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture
Act. The Property Trustee, before the occurrence of any Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform only such duties and obligations as are specifically set forth in this Trust Agreement and the Trust Indenture Act and no implied covenants shall be read into this Trust Agreement against the Property Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 802) of which a Responsible Officer of the Property Trustee has actual knowledge, the Property Trustee shall exercise such rights and powers vested in it by this Trust Agreement and the Trust Indenture Act, and use the same degree of care and skill in its exercise, as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section. Nothing in this Trust Agreement shall be construed to release the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct. To the extent that, at law or in equity, an Administrative Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Securityholders, such Administrative Trustee shall not be liable to the Trust or to any Securityholder for such Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Administrative Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Securityholders to replace such other duties and liabilities of the Administrative Trustees.

     (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security.
This Section 801(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

     (c) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:


          (i) the Property Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;


          (ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Securityholders of not less than a majority in Liquidation Amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;


          (iii) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such Property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

          (iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor, and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 301 and except to the extent otherwise required by law; and

          (v) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of the Administrative Trustees or the Depositor.


     SECTION 802. CERTAIN NOTICES. Within fifteen Business Days after the occurrence of any Event of Default known (as set forth in Section 803(m)) to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 1008, notice of such Event of Default to the Securityholders, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived; PROVIDED, that, except for a default in the payment of principal of (or premium, if any) or interest on any of the Debentures, the Property Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Property Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Preferred Securities.


     The Depositor and the Administrative Trustees are required to file annually with the Property Trustee a certificate (and in the case of the Depositor, an Officers' Certificate) as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement and, with respect to the certificate of the Administrative Trustees, the Property Trustee may rely on such certificate to the same effect as it can rely on an Officers' Certificate.


     Within five Business Days after the receipt of notice of the Depositor's
exercise of its right to defer the payment of interest on the   Debentures
pursuant to the Indenture, the Administrative Trustees shall transmit, in the manner and to the extent provided in Section 1008, notice of such exercise to the Securityholders and the Property Trustee, unless such exercise shall have been revoked or unless the Administrative Trustees have received a written certification from the Debenture Trustee that such notice has been duly given.


     SECTION 803. CERTAIN RIGHTS OF PROPERTY TRUSTEE. Subject to the provisions of Section 801:

          (a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Securityholder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;


          (b) if no Event of Default has occurred and is continuing and (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action or (ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Preferred Securityholders are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders and shall have no liability except for its own bad faith, negligence or willful misconduct;

          (c) any direction or act of the Depositor or the Administrative Trustees contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

          (d) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) shall be entitled in the absence of bad faith on its part, to request and rely upon certificate which, upon receipt of such request, shall be promptly delivered by the Depositor (in which case such certificate shall be an Officers' Certificate) or the Administrative Trustees (and if from the Administrative Trustees, the Property Trustee may rely on such Certificate to the same extent it can rely on an Officers' Certificate of the Depositor);

          (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

          (f) the Property Trustee may consult with counsel (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

          (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Securityholders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

          (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall be responsible for its own negligence or recklessness with respect to selection of any agent or attorney appointed by it hereunder;


          (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder the Property Trustee (i) may request instructions from the Securityholders of the Trust Securities which instructions may only be given by the Securityholders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions;


          (k) the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement;


          (l) when the Property Trustee incurs expenses or renders services in connection with a Bankruptcy Event, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors rights generally; and


          (m) the Property Trustee shall not be charged with knowledge or an Event of Default unless a Responsible Officer of the Property Trustee obtains actual knowledge of such event or the Property Trustee receives written notice of such event from Securityholders holding at least 25%, of the Outstanding Trust Securities (based upon Liquidation Amount).


     No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

     SECTION 804. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES. The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

     SECTION 805. MAY HOLD SECURITIES. Except as provided in the definition of the term "Outstanding" in Article I, any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 808 and 813, may otherwise deal with the Trust with the same rights it would have if it were not
a Trustee or such   other agent.

     SECTION 806.   COMPENSATION; INDEMNITY; FEES.  The Depositor agrees:

          (a) to pay to the Trustees from time to time reasonable compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the

     Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c) to indemnify each of the Trustees or any predecessor Trustee for, and to hold the Trustees harmless against, any loss, damage, claims, liability, penalty or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The provisions of this Section 806 shall survive the termination of this Trust Agreement or the earlier resignation or removal of any Trustee.

     No Trustee may claim any lien or charge on any Trust Property as a result of any amount due pursuant to this Section 806.

     SECTION 807.   CORPORATE PROPERTY TRUSTEE REQUIRED; ELIGIBILITY OF
                    TRUSTEES.

     (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

     (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

     SECTION 808. CONFLICTING INTERESTS. If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

     SECTION 809. CO-TRUSTEES AND SEPARATE TRUSTEE. Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrative Trustees, by agreed action of the majority of such Trustees, shall have power to appoint, and upon the written request of the Administrative Trustees, the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as
co-trustee, jointly with the Property Trustee, of all   or any part of such
Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable,
subject to the other provisions of this Section.  If   the Depositor does not
join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

     Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

     Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

          (a) The Trust Securities shall be executed and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder, shall be exercised, solely by such Trustees and not by such co-trustee or separate trustee.

          (b) The rights, powers, duties and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

          (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

          (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

          (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

          (f) Any Act of Securityholders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

     SECTION 810. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR. No resignation or removal of any Trustee (the "Relevant Trustee") and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 811.

     Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time with respect to the Trust Securities by giving written notice thereof to the Securityholders. If the instrument of acceptance by the successor Trustee required by Section 811 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Depositor, any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.


     Unless a Debenture Event of Default shall have occurred and be continuing,
any Trustee may be removed at any time by Act of the Common   Securityholder.
If a Debenture Event of Default shall have occurred and be continuing, the
Property Trustee or the Delaware Trustee, or both of them, may   be removed at
such time by Act of the Securityholders of a majority in Liquidation   Amount of
the Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). An Administrative Trustee may be removed by the Common Securityholder at any time.

     If any Trustee shall resign, be removed or become incapable of acting as a Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Common Securityholder, by Act of the Common Securityholder delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees with respect to the Trust Securities and the Trust, and the successor Trustee shall comply with the applicable requirements of Section 811. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default shall have occurred and be continuing, the Preferred Securityholders, by Act of the Securityholders of a majority in Liquidation Amount of the Preferred Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees with respect to the Trust

Securities and the Trust, and such successor Trustee shall comply with the applicable requirements of Section 811. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a
time when a Debenture Event of Default shall   have occurred and be continuing,
the Common Securityholder, by Act of the Common Securityholder delivered to the Administrative Trustee, shall promptly appoint a successor Administrative Trustee or Administrative Trustees with respect to the Trust Securities and the Trust, and such successor Administrative Trustee or Administrative Trustees shall comply with the applicable requirements of Section 811. If no successor Relevant Trustee with respect to the Trust Securities shall have been so appointed by the Common Securityholder or the Preferred Securityholders and accepted appointment in the manner required by Section 811, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.

     The Property Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Securityholders in the manner provided in Section 1008 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

     Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of remaining Administrative Trustees if there are at least two of them or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees set forth in Section 807).

     SECTION 811. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR. In case of the appointment hereunder of a successor Trustee such successor Trustee so appointed shall execute, acknowledge and deliver to an Administrative Trustee on behalf of the Trust and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Depositor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and if the Property Trustee is the resigning Trustee shall duly assign, transfer and deliver to the successor Trustee all property and money held by such retiring Property Trustee hereunder.

     In case of the appointment hereunder of a successor Relevant Trustee with respect to the Trust Securities and the Trust, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall
execute and deliver an amendment hereto wherein each   successor Relevant
Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and
duties of the retiring Relevant Trustee with respect to the   Trust Securities
and the Trust and (b) shall add to or change any of the provisions of this Trust

Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees of the same trust and that each such Relevant Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Relevant Trustee and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the
Trust; but, on request of   the Trust or any successor Relevant Trustee such
retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

     Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

     No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

     SECTION 812. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS. Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.


     SECTION 813. PREFERENTIAL COLLECTION OF CLAIMS AGAINST DEPOSITOR OR TRUST. If and when the Property Trustee or the Delaware Trustee shall be or become a creditor of the Depositor or the Trust (or any other obligor upon the Debentures or the Trust Securities), the Property Trustee or the Delaware Trustee, as the case may be, shall be subject to and shall take all actions necessary in order to comply with the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or Trust (or any such other obligor).


     SECTION 814.   REPORTS BY PROPERTY TRUSTEE.  (a)  Not later than
February 15 of each year commencing with February 15, 1998, the Property Trustee shall transmit to all Securityholders in accordance with Section 1008, and to the Depositor, a brief report dated as of the next preceding December 31 with respect to:


          (i) its eligibility under Section 807 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect;

          (ii) a statement that the Property Trustee has complied with all of its obligations under this Trust Agreement during the twelve-month period (or, in the case of the initial report, the period since the Closing Date) ending with such December 31 or, if the Property Trustee has not complied in any material respect with such obligations, a description of such noncompliance; and

          (iii) any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

     (b) In addition, the Property Trustee shall transmit to Securityholders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.


     (c) A copy of each such report shall, at the time of such transmission to Securityholders, be filed by the Property Trustee with each national securities exchange, the Nasdaq National Market or such other interdealer quotation system or self-regulatory organization upon which the Trust Securities are listed or traded, with the Commission and with the Depositor.


     SECTION 815. REPORTS TO THE PROPERTY TRUSTEE. The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by
Section 314(a) of the Trust Indenture Act   in the form, in the manner and at
the times required by Section 314 of the Trust Indenture Act.

     SECTION 816. EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT. Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions
precedent, if any, provided for in this Trust Agreement   that relate to any of
the matters set forth in Section 314(c) of the Trust   Indenture Act.  Any
certificate or opinion required to be given by an officer   pursuant to Section
314(c)(1) of the Trust Indenture Act shall be given in the   form of an
Officers' Certificate.


     SECTION 817. NUMBER OF TRUSTEES. (a) The number of Trustees shall be four, provided that the Securityholder of all of the Common Securities by written instrument may increase or decrease the number of Administrative Trustees. The Property Trustee and the Delaware Trustee may be the same person.


     (b) If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 817(a), or if the number of Trustees is increased pursuant to Section 817(a), a vacancy shall
occur.  The vacancy shall be filled with a Trustee appointed in   accordance
with Section 810.

     (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 810, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

     SECTION 818. DELEGATION OF POWER. (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 207(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing.

     (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

                                   ARTICLE IX

                       TERMINATION, LIQUIDATION AND MERGER


     SECTION 901. TERMINATION UPON EXPIRATION DATE. Unless earlier terminated, the Trust shall automatically terminate on ___________, 2052 (the "Expiration Date"), following the distribution of the Trust Property in accordance with Section 904.


     SECTION 902. EARLY TERMINATION. The first to occur of any of the following events is an "Early Termination Event":

          (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor;

          (b) the written direction to the Property Trustee from the Depositor at any time (which direction is optional and wholly within the discretion of the Depositor) to terminate the Trust and distribute the Debentures in exchange for the Preferred Securities;

          (c) the redemption of all of the Preferred Securities in connection with the redemption of all of the Debentures; and

          (d) the entry of an order for dissolution of the Trust by a court of competent jurisdiction.

     SECTION 903. TERMINATION. The respective obligations and responsibilities of the Trustees and the Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Securityholders upon the liquidation of the

Trust pursuant to Section 904, or upon the redemption of all of the Trust
Securities pursuant to Section 402, of   all amounts required to be distributed
hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Trust; and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders.


     SECTION 904. LIQUIDATION. (a) If an Early Termination Event specified in clause (a), (b) or (d) of Section 902 occurs or upon the Expiration Date, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Securityholder a Like Amount of Debentures, subject to Section 904(d). Notice of liquidation shall be given by the Depositor or the Property Trustee at the direction and expense of the Depositor by first-class mail, postage prepaid, mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:


          (i)  state the Liquidation Date;

          (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

          (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if Section 904(d) applies receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.

     (b) Except where Section 902(c) or 904(d) applies, in order to effect the liquidation of the Trust and distribution of the Debentures to Securityholders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.


     (c) Except where Section 902(c) or 904(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to Securityholders of Trust Securities Certificates, upon surrender of such certificates to the Administrative Trustees or their agent for exchange, (iii) the Depositor shall use its reasonable efforts to have the Debentures listed on the New York Stock Exchange or on such other stock exchange, interdealer quotation system or self-regulatory organization as the Preferred Securities are then listed or traded, (iv) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Securityholders of Trust Securities Certificates with respect to such Debentures), and (v) all rights of Securityholders holding Trust

Securities will cease, except the right of such Securityholders to receive Debentures upon surrender of Trust Securities Certificates.


     (d)  In the event that, notwithstanding the other provisions of this
Section 904, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be dissolved, wound-up or terminated, by the Property Trustee in such manner as the Property Trustee determines. In such event, on the date of the dissolution, winding-up or other termination of the Trust, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such dissolution, winding-up or termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Securityholder of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Securityholders of Preferred Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.


     SECTION 905. MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST. The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except pursuant to this Section 905. At the request of the Depositor, with the consent of or notice to the Administrative Trustees and without the consent of the
Securityholders of the   Preferred Securities, the Trust may merge with or into,
consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such
under the   laws of any state; provided, that (i) such successor entity either
(a) expressly assumes all of the obligations of the Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Depositor expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debentures, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed or traded, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Securityholders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an Opinion of Counsel experienced in such matters to the effect
that (a) such merger, consolidation, amalgamation,   replacement, conveyance,
transfer or lease does not adversely affect the rights, preferences and privileges of the Securityholders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) the Depositor owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of Securityholders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it or acquire or lease its properties and assets substantially as an entirety if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS


     SECTION 1001. LIMITATION OF RIGHTS OF SECURITYHOLDERS. The death or incapacity of any person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, or entitle the legal representatives or heirs of such person or any Securityholder for such person to claim an accounting, take any action or bring any proceeding in any court for a partition or winding-up of the arrangements contemplated hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.


     SECTION 1002. AMENDMENT. (a) This Trust Agreement may be amended from time to time by the Trustees and the Depositor, without the consent of any Securityholders, (i) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an investment company under the 1940 Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any Securityholder, and any amendments of this Trust Agreement shall become effective when notice thereof is given to the Securityholders.


     (b) Except as provided in Section 1002(c) hereof, any provision of this Trust Agreement may be amended by the Trustees and the Depositor with (i) the consent of Securityholders representing a majority (based upon Liquidation Amounts) of the Trust Securities then Outstanding and (ii) receipt by the Trustees of an Opinion of Counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status of an investment company under the 1940 Act.


     (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder (such consent being obtained in accordance with Section 603 or 606 hereof), this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date. Notwithstanding any other provision herein, without the unanimous consent of the Securityholders (such consent being obtained in accordance with Section 603 or 606 hereof), this paragraph (c) of this Section 1002 may not be amended.


     (d) Notwithstanding any other provisions of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Trust to fail or cease to qualify for the exemption from status of an investment company under the 1940 Act or fail or cease to be classified as a grantor trust for United States federal income tax purposes.

     (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor.

      (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

     (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement which affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

     SECTION 1003. SEPARABILITY. In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 1004. GOVERNING LAW. THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE SECURITYHOLDERS, THE TRUST AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

     SECTION 1005. PAYMENTS DUE ON NON-BUSINESS DAY. If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 401(a) and 402(d)), with the same force and effect as though made on the date fixed for such payment, and no interest shall accrue thereon for the period after such date.

     SECTION 1006. SUCCESSORS. This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust or the Relevant Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under Article Eight of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the
Depositor shall   not assign its obligations hereunder.

     SECTION 1007. HEADINGS. The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.


     SECTION 1008. REPORTS, NOTICES AND DEMANDS. Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Preferred Securityholder, to such Preferred Securityholder as such Securityholder's name and address may appear on the Securities Register; and (b) in the case of the Common Securityholder or the Depositor, to Nevada Power Company, 6226 West Sahara Avenue, Las Vegas, Nevada 89102, Attention: Treasurer, facsimile no.:
(702)367-5629.   Any notice to Preferred Securityholders shall also be given to
such owners as   have, within two years preceding the giving of such notice, filed their names and addresses with the Property Trustee for that purpose.
Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.


     Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Trust) as follows: (a) with respect to the Property Trustee to IBJ Schroder Bank & Trust Company, One State Street, New York, New York 10004, Attention: Corporate Trust Department; (b) with respect to the Delaware Trustee, to Delaware Trust Capital Management, Inc., 900 Market Street, Second Floor, Wilmington, Delaware 19801,
Attention: Corporate Trust Department; and (c) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked "Attention: Administrative Trustees of NVP Capital I." Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.


     SECTION 1009.  AGREEMENT NOT TO PETITION.  Each of the Trustees and the
Depositor agree for the benefit of the   Securityholders that, until at least
one year and one day after the Trust has been terminated in accordance with
Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any
proceeding against the Trust under any Bankruptcy Law.   In the event the
Depositor takes action in violation of this Section 1009, the Property Trustee agrees, for the benefit of Securityholders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust
or the commencement of such action and raise the defense   that the Depositor
has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Trustee or the Trust may assert. The provisions of this Section 1009 shall survive the termination of this Trust Agreement.

     SECTION 1010. TRUST INDENTURE ACT; CONFLICT WITH TRUST INDENTURE ACT. (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

     (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

     (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

     (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

     SECTION 1011. ACCEPTANCE OF TERMS OF TRUST AGREEMENT, GUARANTEE AND INDENTURE. THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

                              NEVADA POWER COMPANY

                              By:       ____________________________________
                              Name:     ____________________________________
                              Title:    ____________________________________


                              IBJ SCHRODER BANK & TRUST COMPANY
                              as Property Trustee


                              By:       ____________________________________
                              Name:     ____________________________________
                              Title:    ____________________________________


                              DELAWARE TRUST CAPITAL MANAGEMENT, INC., as
                              Delaware Trustee




                              By:       ____________________________________
                              Name:     ____________________________________
                              Title:    ____________________________________

                              ______________________________________________
                              Richard L. Hinckley, as Administrative Trustee

                              ______________________________________________
                              Richard C. Schmalz, Jr., as Administrative Trustee

                                    EXHIBIT A

                             CERTIFICATE OF TRUST OF
                                  NVP CAPITAL I



          THIS Certificate of Trust of NVP Capital I (the "Trust"), dated as of __________, 1997, is being duly executed and filed by Delaware Trust Capital Management, Inc., a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).


          1.   Name.  The name of the business trust formed hereby is NVP
Capital I.


          2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Delaware Trust Capital Management, Inc., 900 Market Street, Second Floor, Wilmington, Delaware 18901.


          3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.

          IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                              Delaware Trust Capital Management, Inc., as trustee



                              By:       ____________________________________
                              Name:     ____________________________________
                              Title:    ____________________________________

                                    EXHIBIT B

The Depository Trust Company,
55 Water Street, 49th Floor,
New York, New York  10041-0099.

Attention:     John C. Drennan
               General Counsel's Office


Re:  NVP Capital I     % Cumulative Quarterly Income
     Preferred Securities, Series A
     -----------------------------------------------


Ladies and Gentlemen:


          The purpose of this letter is to set forth certain matters relating to the issuance and deposit with The Depository Trust Company ("DTC") of the NVP Capital I ____% Cumulative Quarterly Income Preferred Securities, Series A (the "Preferred Securities"), of NVP Capital I, a Delaware business trust (the "Issuer"), formed pursuant to a Trust Agreement among Nevada Power Company ("NVP"), as Depositor and IBJ Schroder Bank & Trust Company, as Property Trustee, Delaware Trust Capital Management, Inc., as Delaware Trustee and the Administrative Trustees named therein. The payment of distributions on the Preferred Securities and payments due upon liquidation of Issuer or redemption of the Preferred Securities, to the extent the Issuer has funds available for the payment thereof, are guaranteed by NVP to the extent set forth in a Guarantee Agreement dated March 1, 1997 by NVP with respect to the Preferred Securities. NVP and the Issuer propose to sell the Preferred Securities to certain Underwriters (the "Underwriters") pursuant to an Underwriting Agreement dated ______, 1997 by and among the Underwriters, the Issuer and NVP, and the Underwriters wish to take delivery of the Preferred Securities through DTC. IBJ Schroder Bank & Trust Company is acting as transfer agent and registrar with respect to the Preferred Securities (the "Transfer Agent and Registrar").



          To induce DTC to accept the Preferred Securities as eligible for deposit at DTC, and to act in accordance with DTC's rules with respect to the Preferred Securities, the Issuer, the Transfer Agent and Registrar and DTC agree among each other as follows:

          1. Prior to the closing of the sale of the Preferred Securities to the Underwriters, which is expected to occur on or about ______, 1997, there shall be deposited with DTC one or more global certificates (individually and collectively, the "Global Certificate") registered in the name of DTC's Preferred Securities nominee, Cede & Co., representing an aggregate of 5,000,000 Preferred Securities and bearing the following legend:

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          2. The Amended and Restated Trust Agreement of the Issuer provides for the voting by holders of the Preferred Securities under certain limited circumstances. The Issuer shall establish a record date for such purposes and shall, to the extent possible, give DTC notice of such record date not less than 15 calendar days in advance of such record date.

          3. In the event of a stock split, conversion, recapitalization, reorganization or any other similar transaction resulting in the cancellation of all or any part of the Preferred Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice of such event at least 5 business days prior to the effective date of such event.

          4. In the event of distribution on, or an offering or issuance of rights with respect to, the Preferred Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice specifying: (a) the amount of and conditions, if any, applicable to the payment of any such distribution or any such offering or issuance of rights; (b) any applicable expiration or deadline date, or any date by which any action on the part of the holders of Preferred Securities is required; and (c) the date any required notice is to be mailed by or on behalf of the Issuer to holders of Preferred Securities or published by or on behalf of the Issuer (whether by mail or publication, the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before the Publication Date. The Issuer or the Transfer Agent and Registrar will forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission of multiple CUSIP numbers (if applicable) that includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 calendar days nor more than 60 calendar days prior to the payment of any such distribution or any such offering or issuance of rights with respect to the Preferred Securities. After establishing the amount of payment to be made on the Preferred Securities, the Issuer or the Transfer Agent and Registrar will notify DTC's Dividend Department of such payment 5 business days prior to payment date. Notices to DTC's Dividend Department by telecopy shall be sent to
(212) 709- 1723. Such notices by mail or by any other means shall be sent to:

               Manager, Announcements
               Dividend Department
               The Depository Trust Company
               7 Hanover Square, 23rd Floor
               New York, New York 10004-2695

          The Issuer or the Transfer Agent and Registrar shall confirm DTC's receipt of such telecopy by telephoning the Dividend Department at (212) 709-1270.

          5. In the event of a redemption by the Issuer of the Preferred Securities, notice specifying the terms of the redemption and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC not less than 30 calendar days prior to such event by a secure means in the manner set forth in paragraph 4. Such redemption notice shall be sent to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190, and receipt of such notice shall be confirmed by telephoning (516) 227-4070. Notice by mail or by any other means shall be sent to:

               Call Notification Department
               The Depository Trust Company
               711 Stewart Avenue
               Garden City, New York  11530-4719

          6. In the event of any invitation to tender the Preferred Securities, notice specifying the terms of the tender and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC by a secure means and in a timely manner as described in paragraph 4. Notices to DTC pursuant to this paragraph and notices of other corporate actions (including mandatory tenders, exchanges and capital changes), shall be sent, unless notification to another department is expressly provided for herein, by telecopy to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094 and receipt of such notice shall be confirmed by telephoning (212) 709-6884, or by mail or any other means to:

               Manager, Reorganization Department
               Reorganization Window
               The Depository Trust Company
               7 Hanover Square, 23rd Floor
               New York, New York  10004-2695

          7. All notices and payment advices sent to DTC shall contain the CUSIP number or numbers of the Preferred Securities and the accompanying designation of the Preferred Securities, which, as of the date of this letter, is "NVP Capital I ____% Cumulative Quarterly Income Preferred Securities, Series A".

          8. Distribution payments or other cash payments with respect to the Preferred Securities evidenced by the Global Certificate shall be received by Cede & Co., as nominee of DTC, or its registered assigns in next day funds on each payment date (or in accordance with existing arrangements between the Issuer or the Transfer Agent and Registrar and DTC). Such payments shall be made payable to the order of Cede & Co., and shall be addressed as follows:

               NDFS Redemption Department
               The Depository Trust Company
               7 Hanover Square, 23rd Floor
               New York, New York  10004-2695

          9. DTC may by prior written notice direct the Issuer and the Transfer Agent and Registrar to use any other telecopy number or address of DTC as the number or address to which notices or payments may be sent.

          10. In the event of a conversion, redemption, or any other similar transaction (e.g., tender made and accepted in response to the Issuer's or the Transfer Agent and Registrar's invitation) necessitating a reduction in the aggregate number of Preferred Securities outstanding evidenced by the Global
Certificate, DTC, in its discretion:   (a) may request the Issuer or the
Transfer Agent and Registrar to issue and countersign a new Global Certificate; or (b) may make an appropriate notation on the Global Certificate indicating the date and amount of such reduction.

          11. DTC may discontinue its services as a securities depositary with respect to the Preferred Securities at any time by giving at least 90 days' prior written notice to the Issuer and the Transfer Agent and Registrar (at which time DTC will confirm with the Issuer or the Transfer Agent and Registrar the aggregate number of Preferred Securities deposited with it) and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Issuer may determine to make alternative arrangements for book-entry settlement for the Preferred Securities, make available one or more separate global certificates evidencing Preferred Securities to any Participant having Preferred Securities credited to its DTC account, or issue definitive Preferred Securities to the beneficial holders thereof, and in any such case, DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar and to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

          12. In the event that the Issuer determines that beneficial owners of Preferred Securities shall be able to obtain definitive Preferred Securities, the Issuer or the Transfer Agent and Registrar shall notify DTC of the availability of certificates. In such event, the Issuer or the Transfer Agent and Registrar shall issue, transfer and exchange certificates in appropriate amounts, as required by DTC and others, and DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar and to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

          13. This letter may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          Nothing herein shall be deemed to require the Transfer Agent and Registrar to advance funds on behalf of NVP Capital I.

                                   Very truly yours,

                                   NVP CAPITAL I
                                   (As Issuer)


                                   By:  ______________________________
                                   Administrative Trustee


                                   By:  ______________________________
                                        Name:
                                        Title:


                                   IBJ SCHRODER BANK & TRUST COMPANY
                                   (As Transfer Agent and Registrar)


                                   By:  ______________________________
                                        Name:
                                        Title:



RECEIVED AND ACCEPTED:

THE DEPOSITORY TRUST COMPANY


By__________________________
 Authorized Officer

                                    EXHIBIT C

                      THIS CERTIFICATE IS NOT TRANSFERABLE


Certificate Number                 Number of Common Securities:
      C-1

                    Certificate Evidencing Common Securities

                                       of

                                  NVP CAPITAL I

                             ____% Common Securities

                  (liquidation amount $25 per Common Security)


          NVP Capital I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Nevada Power Company (the "Holder") is the registered owner of the number set forth above of the common securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the ___% Common Securities (liquidation amount $25 per Common Security) (the "Common Securities"). In accordance with
Section 510 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of March 1, 1997 as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.


          Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

          IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this ______ day of ________, ____.

                                                  NVP CAPITAL I

                                                  By___________________________
                                                       Name:
                                                       Administrative Trustee

                                    EXHIBIT D


                    AGREEMENT AS TO EXPENSES AND LIABILITIES



          AGREEMENT dated as of March 1, 1997, between Nevada Power Company, a Nevada corporation ("Nevada Power"), and NVP Capital I, a Delaware business trust (the "Trust").


          WHEREAS, the Trust intends to issue and sell its preferred securities (the "Preferred Securities");


          NOW, THEREFORE, in consideration of the acceptance of the Preferred Securities by each holder thereof, which acceptance Nevada Power acknowledges shall benefit Nevada Power and which acceptance Nevada Power acknowledges will be made in reliance upon the execution and delivery of this Agreement, Nevada Power and the Trust hereby agree as follows:


                                    ARTICLE 1


          Section 1.1    ASSUMPTION BY NEVADA POWER.


          Subject to the terms and conditions hereof, Nevada Power hereby irrevocably and unconditionally assumes and agrees to make the full payment, when and as due, of any and all Obligations (as hereinafter defined) to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries"). As used herein, "Obligations" means any indebtedness, costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to holders of any Preferred Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.


          Section 1.2    TERM OF AGREEMENT.


          This Agreement shall terminate and be of no further force and effect upon the date on which there are no Beneficiaries remaining; PROVIDED, HOWEVER, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any Beneficiary must restore payment of any sums paid on account of any Obligation under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.


          Section 1.3    WAIVER OF NOTICE.

          Nevada Power hereby waives (i) notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and (ii) presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.


          Section 1.4    NO IMPAIRMENT.


          The obligations, covenants, agreements and duties of Nevada Power under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:


          (a) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;


          (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

          (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust.


          Neither the Trust nor any Beneficiary shall have any obligation to give notice to, or obtain the consent of, Nevada Power with respect to the happening of any of the foregoing.


          Section 1.5    ENFORCEMENT.


          A Beneficiary may enforce this Agreement directly against Nevada Power and Nevada Power waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against Nevada Power.


                                   ARTICLE II

          Section 2.1    BINDING EFFECT.


          All of the obligations, covenants, duties and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of Nevada Power.


          Section 2.2    AMENDMENT.

          So long as there shall remain any Beneficiary or any Preferred Securities of any series are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Preferred Securities.

          Section 2.3    NOTICES.

          Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), telex or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer-back, if sent by telex):


          NVP Capital I
          c/o Nevada Power Company
          6226 West Sahara Avenue
          Las Vegas, NV 89102
          Facsimile: (702) 367-5684
          Attn: Administrative Trustees

          Nevada Power Company
          6226 West Sahara Avenue
          Las Vegas, NV 89102
          Facsimile: (702) 367-5864
          Attn: Treasurer

          Section 2.4 This agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Nevada (without regard to conflict of laws principles).

          THIS AGREEMENT is executed as of the day and year first above written.

                              NEVADA POWER COMPANY



                              By:
                                 ------------------------------------------
                                 Name:
                                 Title:



                              NVP CAPITAL I




                              By:
                                 ------------------------------------------
                                 Name:                      , not in his
                                 individual capacity, but solely as
                                 Administrative Trustee

                                    EXHIBIT E

          IF THE PREFERRED SECURITY IS TO BE A GLOBAL CERTIFICATE INSERT - This Preferred Security is a Global Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Preferred Security is exchangeable for Preferred Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Preferred Security (other than a transfer of this Preferred Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

          Unless this Preferred Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to NVP Capital I or its agent for registration of transfer, exchange or payment, and any Preferred Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


          Certificate Number       Number of Preferred Securities: __________
               P-                  CUSIP NO.



                  Certificate Evidencing Preferred Securities

                                       of

                                  NVP Capital I

            _____% Cumulative Quarterly Income Preferred Securities,
                                    Series A
                (liquidation amount $25 per Preferred Security)


          NVP Capital I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that ____________________ (the "Holder") is the registered owner of the number set forth above of the preferred securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the NVP Capital I ____% Cumulative Quarterly Income Preferred Securities, Series A (liquidation amount $25 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 504 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and

Restated Trust Agreement of the Trust dated as of March 1, 1997, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by Nevada Power Company, a Nevada corporation, and IBJ Schroder Bank & Trust Company as guarantee trustee, dated as of March 1, 1997 (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.


          Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

          IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this ___________ day of __________, ____.

                                             NVP CAPITAL I


                                             By:  ______________________________
                                                  Name:
                                                  Administrative Trustee

                                   ASSIGNMENT


           FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

__________________________________________________________________________
__________________________________________________________________________
__________________________________________________________________________
(Insert assignee's social security or tax identification number)

__________________________________________________________________________
__________________________________________________________________________
__________________________________________________________________________
(Insert address and zip code of assignee)

and irrevocably appoints

__________________________________________________________________________
__________________________________________________________________________
__________________________________________________________________________
agent to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.


Date:_____________

Signature:___________________________
(Sign exactly as your name appears on the other side of this Preferred Security Certificate)

SIGNATURE(S) GUARANTEED:

___________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED
BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM), PURSUANT
TO S.E.C. RULE 17Ad-15.